SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Devonshire Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Fidelity® Equity-Income Fund

Fidelity Real Estate Investment Portfolio

Fidelity Structured Large Cap Growth Fund

Fidelity Structured Large Cap Value Fund

Fidelity Structured Mid Cap Growth Fund

Fidelity Structured Mid Cap Value Fund

Fidelity Utilities Fund

Spartan® Tax-Free Bond Fund

Telephone Voting Script

Introduction

Hello, Mr./Ms. (Shareholder). My name is _______________________________.

I am calling at the request of Fidelity Investments. I'm a proxy representative with DF King & Co. We're calling the shareholders of

Fidelity® Equity-Income Fund

Fidelity Real Estate Investment Portfolio

Fidelity Structured Large Cap Growth Fund

Fidelity Structured Large Cap Value Fund

Fidelity Structured Mid Cap Growth Fund

Fidelity Structured Mid Cap Value Fund

Fidelity Utilities Fund

Spartan® Tax-Free Bond Fund

to help get their proxy votes since the shareholder meeting is coming up shortly on November 13, 2002.

Have you received the proxy materials? The package was mailed to you in late July. (Describe the mailings to the shareholder if he/she does not recall it ==> 6"x9" WHITE envelope P.O. Box 9131 Hingham, MA 02043-0131 return address.)

If NO: We apologize for any inconvenience in calling you, but as a shareholder we want to ensure that you have the opportunity to vote on these proposed changes.

I will have a new package mailed to you.

Could I confirm you mailing address?

Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for November 13th. If you would like to vote by touch-tone phone, toll-free, or the internet, follow the instructions on your proxy card. Or, you may fax your signed proxy card to 1-888 - 451-VOTE (8683). Thank you for your time this evening. (End call.)

If YES: Q: We apologize for any inconvenience in calling you, but as a shareholder, your vote is very important. I can take your vote now if you'd like.

If Yes: Have you reviewed the material and if so would you like to vote as your Board recommends or would you like me to review the list of proposals with you now?

If the shareholder asks how the Board of Trustees voted,

inform him/her that the Board of Trustees recommend a vote in favor of the proposals.

If NO: Please review the material at your earliest convenience and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled on November 13, 2002. If you would like to vote by touch-tone phone, toll-free, or internet follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-8683.

If YES: Do you have any questions?

If YES: Only answer questions using the proxy material. (See attached list of approved Q&A). (DO NOT GUESS). If the shareholder has questions that are account-specific and outside the scope of the proxy statement, ask if he/she would like to be transferred to a Fidelity representative.

If YES: Conference in Fidelity at 1-800-544-3198, introduce the customer, and transfer the call. (End call.)

I'd be glad to transfer you to a Fidelity representative right now to help answer your questions. Please hold while I call Fidelity. (Once Fidelity rep answers and customer is still on hold ==> This is ______from DF King. We are assisting Fidelity in calling

Fidelity® Equity-Income Fund

Fidelity Real Estate Investment Portfolio

Fidelity Structured Large Cap Growth Fund

Fidelity Structured Large Cap Value Fund

Fidelity Structured Mid Cap Growth Fund

Fidelity Structured Mid Cap Value Fund

Fidelity Utilities Fund

Spartan® Tax-Free Bond Fund

shareholders to encourage them to vote the proxy that was recently mailed to them. I have a shareholder on hold and he/she has further questions I am unable to answer. Could you please speak to him/her? (Then conference call in customer and introduce customer to Fidelity rep ==> Hello, Mr./Ms. ______, I have ________ from Fidelity on the line and he/she'll be happy to help answer your questions. Thank you. (Transfer customer and end call.)

If NO: Politely refer them to Fidelity at 1-800-544-3198. Thank the shareholder for his/ her time. (End phone call.)

If shareholder sounds hostile:

Thank the shareholder for his/her time. (End phone call.)

Okay, I will give you Fidelity's phone number in case you'd like to call them at another time. The phone number is 1-800-544-3198. Thank you for your time this evening. (End call.)

If not hostile: After answering all questions, offer the shareholder the opportunity to vote by telephone. Let the shareholder know that you will be recording the next part of the call, to ensure accuracy in his/her vote. Confirm the shareholder's identity by having him/her repeat his/her full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposal.

If the shareholder asks how the Board of Trustees voted, inform him/her that the Board of Trustees recommend a vote in favor of the proposals.

Inform the shareholder that a confirmation letter will be sent to him/her, with a phone number to call if an error was made in recording his/her vote, or if he/she wishes to change his/her vote for any reason. Thank the shareholder for his/her time, and end the phone call.

To facilitate your voting of the proxy, you can vote by telephone. If you would like to vote by telephone, the next part of our call will be recorded. This is to ensure accuracy of your vote. Also, we will be sending you a confirmation letter for your records with a phone number to call in case any error was made in recording your vote, or if you wish to change your vote for any reason.

Would you like to vote by telephone?

If NO: Politely refer him/her to Fidelity at 1-800-544-3198. (End call)

START HERE FOR INBOUND or RETURN CALLS:

If YES: Confirm the shareholder's identity by having him/her repeat their full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposals.

Could I please have the last four digits of your social security number? (If it doesn't match, ask for the last four digits of the social security number on the account.)

(If customer does not feel comfortable giving any part of his/her social security number, empathize and say that we require identification through this method to take a vote over the phone. If the customer is still uncomfortable, explain that while you cannot take the vote over the phone, you can mail him/her proxy materials and he/she can vote by mail, internet, fax or touch tone phone, toll-free.)

I understand that you may feel uncomfortable giving part of your social security number over the phone. It is part of our required procedures, however, to ensure proper identification before we take any votes over the phone. Is this OK with you? (If customer agrees, proceed with vote. If customer doesn't agree, offer to send proxy materials.)

Agrees to Give Last Four Digits of SSN:

The proposals have been reviewed by the Board, and after careful consideration, the Board recommends that you vote FOR each proposal. Would you like to vote as they recommend? (If the shareholder does not wish to vote as the board recommends then ask them if they would like to vote on each individual proposal and review each proposal with them)

Now I will read you the proposals and ask you whether you vote "For", "Against", or "Abstain", or in the case of the Board of Trustees, whether you would like to vote "For all Nominees" or "Withhold Your Vote".

Fidelity® Equity-Income Fund

Fidelity Real Estate Investment Portfolio

Fidelity Structured Large Cap Growth Fund

Fidelity Structured Large Cap Value Fund

Fidelity Structured Mid Cap Growth Fund

Fidelity Structured Mid Cap Value Fund

Fidelity Utilities Fund

Spartan® Tax-Free Bond Fund

The proposals are:

1. To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.

2. To authorize the Trustees to increase the maximum number of Trustees.

3. To authorize the Trustees to clarify the scope of the Trustees' authority regarding mergers, consolidations, incorporations, and reorganizations.

4. To authorize the Trustees to enter into management contracts on behalf of a new fund.

5. To elect a Board of Trustees.

6. To approve an amended sub-advisory agreement with Fidelity Management & Research (U.K.) Inc. for Fidelity Equity-Income Fund, Fidelity Real Estate Investment Portfolio, and Fidelity Utilities Fund.

7. To approve an amended sub-advisory agreement with Fidelity Management & Research (Far East) Inc. for Fidelity Equity-Income Fund, Fidelity Real Estate Investment Portfolio, and Fidelity Utilities Fund.

8. To change Fidelity Utilities Fund from a diversified fund to a non-diversified fund.

9. To amend Fidelity Equity-Income Fund's, Fidelity Real Estate Investment Portfolio's, and Fidelity Utilities Fund's fundamental investment limitation concerning underwriting.

10. To amend Fidelity Equity-Income Fund's, Fidelity Real Estate Investment Portfolio's, and Fidelity Utilities Fund's fundamental investment limitation concerning lending.

Do you vote "For", "Against" or "Abstain?"

Thank you. As I mentioned, I'll be sure to send a confirmation of your vote to you by mail. Thanks for your time this evening. (End call.)

Does Not Agree to Give Last Four Digits of SSN: Unfortunately, I will not be able to take your vote over the phone. What I can do is have a new proxy package mailed to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for November 13, 2002. If you would like to vote by touch-tone phone, toll-free, or internet follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-VOTE (8683). Thank you for your time this evening. (End call.)

Fidelity® Equity-Income Fund

Fidelity Real Estate Investment Portfolio

Fidelity Structured Large Cap Growth Fund

Fidelity Structured Large Cap Value Fund

Fidelity Structured Mid Cap Growth Fund

Fidelity Structured Mid Cap Value Fund

Fidelity Utilities Fund

Spartan® Tax-Free Bond Fund

Log Sheet

Date__________________

DF King Rep_________________

Address Correction

Social Security No. (record from database; do not ask shareholder)________________

Shareholder Name_______________________________________________________

Street Address _________________________________________________________

City_________________________ State_____________ Zip Code_________________

Materials to Be Sent

Proxy Card Only ________

Full Proxy Kit __________

Comments

Notable Shareholder Response____________________________________________

_____________________________________________________________________

_____________________________________________________________________

Other Comments________________________________________________________

______________________________________________________________________

______________________________________________________________________

Was Shareholder Transferred to Fidelity Representative? Yes_______ No________

Script for Leaving a Message on an Answering Machine

Hello, Mr./Ms. (Shareholder). My name is ___________. I am calling on behalf of Fidelity Investments regarding the

Fidelity® Equity-Income Fund

Fidelity Real Estate Investment Portfolio

Fidelity Structured Large Cap Growth Fund

Fidelity Structured Large Cap Value Fund

Fidelity Structured Mid Cap Growth Fund

Fidelity Structured Mid Cap Value Fund

Fidelity Utilities Fund

Spartan® Tax-Free Bond Fund

The shareholder meeting has been scheduled for November 13, 2002. Your proxy vote is urgently needed.

To vote, please follow the directions in the proxy material Fidelity mailed you recently. Or, call the fund's proxy tabulator directly, at 1- 800-848-3155.

If you have any questions please call Fidelity at 1-800 544-3198.

Thank you very much.

Proposal 1: To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.

Q: How would this proposal affect the fund?

The same Board of Trustees oversees the activities of all of Fidelity's mutual funds. Essentially, by approving this proposal, shareholders would be affirming that the Trustees' service on the Boards of other Fidelity funds does not disqualify them from evaluating certain kinds of litigation. Although the Board has full authority to adopt this amendment without shareholder vote (and they did so in September 2000), they believe that fund shareholders should decide whether they wish to "continue the effectiveness" of this provision.

Proposal 2: To authorize the Trustees to increase the maximum number of Trustees.

Q: Why are you suggesting to increase the maximum number of Trustees?

Proposal 2 if adopted will allow the Trustees to increase the maximum number of Trustees on the Board from 12 to 14, which will give the Board more flexibility to organize itself and its committees and enhance its flexibility in organizing its responsibilities for oversight of the Fidelity funds. In another shareholder proposal (Proposal 5 discussed below), you are being asked to vote for 13 Trustees, which means the Board will still have the authority to appoint another person to the Board in the future without another shareholder vote if they find a suitable candidate.

Proposal 3: To authorize the Trustees to clarify the scope of the Trustees' authority regarding mergers, consolidations, incorporations, and reorganizations.

Proposal 4: To authorize the Trustees to enter into management contracts on behalf of a new fund.

Q: What are the proposed changes to the Declaration of Trust?

Proposal 3 if adopted will clarify the Trustees' authority to approve certain types of mergers, consolidations, incorporations, and reorganizations. The Trustees already have this authority with respect to the trust itself and each of its funds, and this change would extend this authority to classes of the funds.

Proposal 4 if adopted will amend the current Declaration of Trust to allow the Trustees the flexibility to alter each fund's management contract with FMR, to the extent the 1940 Act, or other rules or orders might permit in the future. The current Declaration of Trust requires the vote of a majority of the outstanding voting securities of a fund initially to approve a contract.

Adoption of the new Declaration of Trust will not alter the Trustees' existing fiduciary obligations, nor will it result in any change in the investment policies described in each funds' current prospectus.

Proposal 5: To elect a Board of Trustees.

Q: Why do shareholders need to elect a Board of Trustees?

The Trustees serve as fund shareholders' representatives. Members of the Board are fiduciaries and have an obligation to serve in the best interests of shareholders. Among their various duties, the Trustees review fund performance, oversee fund activities, and review contractual arrangements with companies that provide services to the funds. Shareholders are periodically asked to elect the Trustees that represent them.

Proposal 6: To approve an amended sub-advisory agreement with Fidelity Management & Research (U.K.), Inc. for Fidelity Equity-Income Fund, Fidelity Real Estate Investment Portfolio, and Fidelity Utilities Fund.

Proposal 7: To approve an amended sub-advisory agreement with Fidelity Management & Research (Far East), Inc. for Fidelity Equity-Income Fund, Fidelity Real Estate Investment Portfolio, and Fidelity Utilities Fund.

Q: How will these amendments to the sub-advisory agreements affect me as a shareholder?

Each amendment would allow the Trustees to modify the sub-advisory agreement in the future without shareholder approval (to the extent permitted under the Investment Company Act). This increased flexibility would allow the Trustees to respond more quickly to changes in competitive and regulatory conditions without the delay and expense of holding a shareholder meeting. Of course, if the Trustees consider making changes to an agreement in the future, the Trustees will comply with the Investment Company Act, and they will act in accordance with what they believe are fund shareholders' interests.

Proposal 8: To change Fidelity Utilities Fund from a diversified fund to a non-diversified fund.

Q: How would changing from diversified to non-diversified affect the fund?

Currently, the fund is classified as a "diversified" fund. This means the fund must ensure that, with respect to 75% of its assets, no more than 5% of its assets are invested in a single issuer-a 5% position. This restriction sometimes makes it hard for the fund to match or overweight positions relative to its benchmark index, The Russell 3000® Utilities Index, which has become increasingly concentrated in a small number of issuers. If the fund changes its classification to "non-diversified" the fund will be able to invest more of its assets in positions of 5% or more.

Proposal 9: To amend Fidelity Equity-Income Fund's, Fidelity Real Estate Investment Portfolio's, and Fidelity Utilities Fund's fundamental investment limitation concerning underwriting.

Q: How would changing the fundamental investment limitation concerning underwriting affect each fund?

Adoption of this proposal is not expected to affect the way in which each fund is managed.

The Investment Company Act requires that mutual funds adopt a policy regarding underwriting and further requires that the policy be fundamental (changeable only by shareholder vote). Underwriting basically means buying securities directly from an issuer with the intention of reselling them to the public. Fidelity funds purchase shares of other investment companies for investment purposes, not to resell those shares to the public.

The primary purpose of the proposal is to clarify that each fund is not prohibited from investing in other investment companies.

Proposal 10: To amend Fidelity Equity-Income Fund's, Fidelity Real Estate Investment Portfolio's, and Fidelity Utilities Fund's fundamental investment limitation concerning lending.

Q: How would changing the fundamental investment limitation concerning lending affect each fund?

Adoption of this proposal is not expected to affect the way in which each fund is managed.

The Investment Company Act requires that mutual funds adopt a policy regarding making loans to other persons and further requires that the policy be fundamental (changeable only by shareholder vote). The extent to which a mutual fund reserves the right to lend must be disclosed in its prospectus and/or statement of additional information.

Each fund's investment limitation explicitly does not apply to, among other things, the purchase of debt securities. While the term "debt securities" is commonly understood to include corporate bonds, government securities, and mortgage and other asset-backed securities, we believe that the term also includes loans and loan participations. The amendment clarifies that along with investments in other types of debt securities, investments in loans, loan participations and other forms of debt instruments also are excluded from this limitation.

Q: Has the fund's Board of Trustees approved each proposal?

Yes. The Board of Trustees has unanimously approved all of the proposals and recommends that you vote to approve them.

Q: How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of a fund on the record date. The record date was September 16, 2002.

Q: How do I vote my shares?

You can vote your shares by completing and signing the proxy card(s) and mailing it in the postage paid envelope. You may also vote by touch-tone telephone or through the Internet. Simply call the toll-free number or visit the web site indicated on your proxy card(s), enter the control number found on your card(s), and follow the recorded or online instructions. If you need assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity 1-800-544-3198.

Q: How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee.